Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Global Ship Lease, Inc. and its subsidiaries, which appears in Global Ship Lease, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2014.

Neuilly-sur-Seine, France

August 31, 2015

PricewaterhouseCoopers Audit

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers—92200 Neuilly-sur-Seine, France.

PricewaterhouseCoopers Audit, SA, 63, rue de Villiers, 92208 Neuilly-sur-Seine Cedex

Téléphone: +33 (0)1 56 57 58 59, Fax: +33 (0)1 56 57 58 60, www.pwc.fr